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                                                                     Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                          KENTUCKY RIVER PROPERTIES LLC



     First: The name of the limited liability company is Kentucky River Properties LLC.

     Second: The address of the registered office of the limited liability company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, (New Castle County), Delaware 19808, and the name of its registered agent at such address is Corporation Service Company.

     IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation this 14th day of February, 2002.


                                            KENTUCKY RIVER COAL CORPORATION



                                            By:   /s/ Carroll R. Crouch
                                                  -----------------------------
                                                  Name:  Carroll R. Crouch
                                                  Title:  Secretary - Treasurer